Exhibit 99.4

NEWS RELEASE

Contacts:

Media – John Vigeland

(920) 429.4132

Investor Relations

(920) 429.7039

SHOPKO STORES ANNOUNCES SECOND AMENDMENT

TO MERGER AGREEMENT

Consideration Increased to $25.50 per Share

John A. Levin & Co. Affiliates Agree to Vote For Proposed Merger

Special Meeting of Shareholders to be Adjourned to October 17, 2005

GREEN BAY, Wis. (September 29, 2005)  ShopKo Stores, Inc. (NYSE: SKO), announced today that Shopko, Badger Retail Holding, Inc. (“Badger Retail”) and Badger Acquisition Corp., affiliates of Goldner Hawn Johnson & Morrison, Incorporated (“GHJ&M”), a Minneapolis-based private equity firm, have entered into a second amendment to the merger agreement entered into on April 7, 2005 which provides for the acquisition of ShopKo by Badger Retail in an all-cash transaction.

Under the terms of the merger agreement, as amended, upon completion of the merger each outstanding share of ShopKo’s common stock will be converted into the right to receive $25.50 in cash, an increase of $.50 per share over the price previously agreed to.  The higher purchase price will be partially financed by an increased equity commitment from Marathon Fund Limited Partnership V, a GHJ&M affiliate.   In addition, GHJ&M has indicated to ShopKo that it has reached an agreement with John A. Levin & Co. and several of its affiliates (collectively the “Levco Affiliates”) pursuant to which the Levco Affiliates have agreed to vote all of the shares of ShopKo stock owned by them in favor of the amended merger agreement and to grant an irrevocable proxy to Badger Retail with respect to the ShopKo shares owned by the Levco Affiliates. GHJ&M has also agreed to cause ShopKo to reimburse up to $300,000 in third party out-of-pocket expenses of the Levco Affiliates if the acquisition of ShopKo by Badger Retail is completed on the terms set forth in the amended merger agreement.  According to filings made by the Levco Affiliates with the Securities and Exchange Commission (the “SEC”), the Levco Affiliates own 1,818,400 shares of ShopKo, representing approximately 6.0% of the issued and outstanding ShopKo shares.  The Levco Affiliates had previously indicated their opposition to the merger agreement.

Michael T. Sweeney, Managing Director of GHJ&M, stated, “We are pleased to reach an agreement with the Levco Affiliates and we are confident their commitment to vote for the amended merger agreement will lead to shareholder approval and the completion of this transaction.”

Jonathan Reiss, Portfolio Manager at John A. Levin & Co., commented that, “John A. Levin & Co. has concluded on behalf of Levco Alternative Fund, Ltd. and certain other funds which hold the ShopKo shares to support the sale of ShopKo to affiliates of GHJ&M at the newly increased price of $25.50 per share.”

ShopKo announced that the special shareholders’ meeting that was adjourned until October 10, 2005 will be reconvened as scheduled and adjourned.  The special meeting will be reconvened on October 17, 2005, at which time shareholders will vote on the proposal relating to the amended merger agreement.  Only shareholders of record as of August 1, 2005 will be entitled to vote at the reconvened meeting and will receive the supplemental proxy materials.  The planned adjournment will provide time for ShopKo to comply with its legal obligations to file additional proxy materials with the SEC, to send a second supplement to the definitive proxy statement to ShopKo shareholders, and to allow ShopKo’s shareholders sufficient time to review the additional proxy materials and consider and vote upon the amended merger agreement.

ShopKo urges shareholders to sign, date and return the white proxy card voting FOR the proposal to approve the amended merger agreement.  Shareholders with any questions regarding the proxy materials should contact ShopKo’s proxy solicitor, Georgeson Shareholder Communications, toll free at 1.800.491.3502.

ShopKo will file a current report on Form 8-K with the SEC containing a copy of the second amendment to the merger agreement and the agreements between the Levco Affiliates and Badger Retail.  The current report on Form 8-K will be available on the SEC’s website, http://www.sec.gov, and on ShopKo’s website, http://www.ShopKo.com.

ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions.  Retail formats include 137 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 219 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept.  With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO.  For more information about ShopKo, Pamida or ShopKo Express Rx, visit our Web site at www.shopko.com.

Statements about the expected completion and effects of the proposed merger and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  ShopKo may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions.  These factors, and other factors that may affect the business or financial results of ShopKo are described in ShopKo’s filings with the SEC, including ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

In connection with ShopKo’s solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger, ShopKo has filed with the SEC, and furnished to shareholders of ShopKo, a definitive proxy statement and proxy supplement dated September 19, 2005, as described above, and ShopKo intends to file with the SEC and distribute to shareholders a second supplement to the definitive proxy statement relating to the second amendment to the merger agreement in the near future.  Shareholders are advised to read the definitive proxy statement distributed to shareholders, the proxy supplement dated September 19, 2005 and, when available, the second proxy supplement relating to the second amendment to the merger agreement, because they contain or will contain important information.  Shareholders are able to obtain a free-of-charge copy of the definitive proxy statement, the proxy supplement dated September 19, 2005, and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.

Shareholders also are able to obtain a free-of-charge copy of the definitive proxy statement, the proxy supplement dated September 19, 2005, and other relevant documents by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from ShopKo’s website, http://www.shopko.com.

ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of ShopKo common stock as of August 1, 2005, is set forth in ShopKo’s definitive proxy statement as filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ShopKo common stock as of April 30, 2005 is also set forth in ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

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